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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the use, in this Registration Statement of Sunbelt Bancshares, Inc., on Form SB-2, of our report dated November 10, 2004, on the financial statements of Sunbelt Bancshares, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Dallas, Texas
November 19, 2004

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm